UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2015

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 North Military Trail, Boca Raton, Florida		33431
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (561) 447-2520

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 30, 2015, Jarden Corporation (the “Company”) entered into Amendment No. 1 to its Amended and Restated Credit Agreement (as defined below) (the “Amended and Restated Credit Agreement Amendment”) which amended certain provisions of the Amended and Restated Credit Agreement, dated as of December 19, 2014 (as amended, supplemented, restated or otherwise modified from time to time, the “Amended and Restated Credit Agreement”), among the Company, as the US Borrower, Jarden Lux Holdings S.à r.l. and Jarden Lux Finco S.à r.l., Barclays Bank PLC, as administrative agent and collateral agent (the “Administrative Agent”), and the several lenders (the “Lenders”) and letter of credit issuers from time to time party thereto. Jarden Lux Holdings S.à r.l. and Jarden Lux Finco S.à r.l. are wholly-owned direct or indirect subsidiaries of the Company.

The Amended and Restated Credit Agreement Amendment was entered into in order to implement a facilities increase under the Amended and Restated Credit Agreement in an aggregate principal amount of $900,000,000 comprising (a) a $300,000,000 increase in the Company’s Tranche B-1 Term Loan Facility maturing on September 30, 2020, and (b) a $600,000,000 new Tranche B-2 Term Loan Facility maturing on July 30, 2022.

In connection with the execution of the Amended and Restated Credit Agreement Amendment, the Company and each existing guarantor under the Amended and Restated Credit Agreement executed a Consent, Agreement and Affirmation of Guaranty and Pledge and Security Agreement (the “Consent”) whereby they consented to the terms of the Amended and Restated Credit Agreement Amendment and agreed that the terms of the Amended and Restated Credit Agreement Amendment will not affect in any way their respective obligations and liabilities under any loan document.

The foregoing summary description of the Amended and Restated Credit Agreement Amendment, the Consent and the transactions contemplated thereby are not intended to be complete, and are qualified in their entirety by the complete texts of the Amended and Restated Credit Agreement Amendment and the Consent, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference as though they were fully set forth herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 31, 2015, the Company completed the previously announced acquisition (the “Acquisition”) of Waddington Group, Inc., a Delaware corporation (“Waddington”), pursuant to an Agreement and Plan of Merger, dated as of July 11, 2015 (the “Merger Agreement”) by and among TWG Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), Waddington, and Olympus Growth Fund V, L.P., solely in its capacity as the representative of the equityholders of Waddington. Pursuant to the terms of the Merger Agreement, the Company acquired 100% of the equity interests of Waddington for approximately $1.35 billion in cash, subject to working capital and other adjustments. The Company financed the Acquisition with the proceeds from its recently completed common stock offering and the facilities increase described in Item 1.01 of this Current Report on Form 8-K.

The foregoing description of the Merger Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 15, 2015 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K, which discussion is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are hereby filed as part of this Current Report on Form 8-K:

Number	Exhibit

10.1	Amendment No. 1 to Amended and Restated Credit Agreement, dated as of July 30, 2015, among Jarden Corporation, as the US Borrower, Barclays Bank PLC, as administrative agent and collateral agent, and the other lenders and letter of credit issuers party thereto.

10.2	Consent, Agreement and Affirmation of Guaranty and Pledge and Security Agreement relating to Amendment No. 1 to Amended and Restated Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2015

JARDEN CORPORATION

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Executive Vice President - Administration, General Counsel and Secretary

Exhibit Index

Number	Exhibit

10.1	Amendment No. 1 to Amended and Restated Credit Agreement, dated as of July 30, 2015, among Jarden Corporation, as the US Borrower, Barclays Bank PLC, as administrative agent and collateral agent, and the other lenders and letter of credit issuers party thereto.

10.2	Consent, Agreement and Affirmation of Guaranty and Pledge and Security Agreement relating to Amendment No. 1 to Amended and Restated Credit Agreement.